UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 9, 2026

TURTLE BEACH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

001-35465

(Commission File Number)

Nevada	27-2767540
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

15822 Bernardo Center Drive, Suite 105

San Diego, California 92127

(Address of principal executive offices) (Zip code)

(914) 345-2255

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	TBCH	The Nasdaq Global Market
Preferred Stock Purchase Rights	N/A	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 9, 2026, Turtle Beach Corporation (the “Company”) entered into a Cooperation Agreement (the “Agreement”) with TDG CP LLC, The Donerail Group Inc., The Donerail Group & Co LLC and William Wyatt (collectively, the “Donerail Group”) related to the composition of the Company’s board of directors (the “Board”) and certain other matters.

Pursuant to the Agreement, no later than thirty (30) days following the date of the Agreement, the Board will expand the size of the Board from six (6) to eight (8) members and appoint two (2) independent directors (the “New Directors”) to the Board with initial terms expiring at the Company’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”). The New Directors will be identified and selected by the Donerail Group, subject to applicable director qualification requirements.

In addition, pursuant to the Agreement, the Board will take all necessary actions to appoint William Wyatt as Chairman of the Board. The Company has also agreed that the Board shall nominate only the Continuing Directors (consisting of Elizabeth B. Bush, Cris Keirn, Julia W. Sze and William Wyatt) and the New Directors (together, the “Incumbent Board”) for election to the Board at the 2026 Annual Meeting, and will include the members of the Incumbent Board in the Company’s slate of recommended nominees for the election at the 2026 Annual Meeting.

Following the 2026 Annual Meeting until the termination of the Agreement, upon the request of the Donerail Group, the Board will expand the size of the Board from six (6) to seven (7) members and appoint one additional independent director (the “Additional Director”) as identified by the Donerail Group, with an initial term expiring at the Company’s 2027 annual meeting of stockholders (the “2027 Annual Meeting”). Until the 2026 Annual Meeting, the Board will not increase the size of the Board to greater than eight (8) directors without the unanimous consent of the Continuing Directors, and from the 2026 Annual Meeting until the termination of the Agreement, the Board will not increase the size of the Board to greater than seven (7) directors without the unanimous consent of all the members of the Board.

The Agreement also provides that the Donerail Group will maintain certain rights to propose candidates to replace Mr. Wyatt, any New Director or the Additional Director pursuant to the terms of the Agreement should Mr. Wyatt, any New Director or the Additional Director cease to serve as a member of the Board during the term of the Agreement, provided that the Donerail Group will no longer have the right to propose such replacement candidates if the Donerail Group ceases to beneficially own, in the aggregate, at least 2.0% of the outstanding shares of the Company’s common stock.

The Donerail Group and the Company have each agreed to a general release of each other and their respective affiliates with respect to claims arising on or prior to the date of the Agreement. During the term of the Agreement, the Company and the Donerail Group have agreed that they will not disparage each other or initiate any litigation against each other.

At each annual or special meeting of the Company’s stockholders during the term of the Agreement, the Donerail Group has agreed to vote the shares of the Company’s common stock then held by them in accordance with the Board’s recommendations on all proposals other than proposals with respect to extraordinary transactions. Moreover, other than with respect to certain proposals relating to Board composition, if Institutional Shareholder Services, Inc. (“ISS”) or Glass Lewis & Co. (“Glass Lewis”) recommends differently from the Board, the Donerail Group may vote in accordance with the recommendation of either ISS or Glass Lewis.

The Donerail Group has also agreed to certain customary standstill provisions during the term of the Agreement prohibiting them from, among other things, (i) purchasing or otherwise acquiring ownership of any securities of the Company as a result of which the Donerail Group would beneficially own more than 9.9% of the Company’s common stock, subject to certain limited exceptions, (ii) selling, assigning, transferring or disposing of any shares of common stock to any third party if it would result in the third party owning more than 4.9% of the Company’s common stock outstanding at such time or if it would increase the ownership of a third party owning more than 4.9% of the Company’s outstanding common stock, (iii) taking certain actions to change or influence the Board, Company management or the direction of certain Company matters, (iv) soliciting proxies, (v) forming, joining or participating in any group or agreement with respect to any voting securities of the Company, (vi) advising, influencing or encouraging any person with respect to the voting of any securities of the Company, (vii) making any request for the Company’s stockholder list materials or other books and records, (viii) making certain announcements regarding the Company’s transactions, (ix) initiating, making or knowingly participating in any extraordinary transactions, and (x) commenting publicly about any director or the Company’s management, policies, strategy, operations or financial results.

The Agreement will terminate upon five business days’ written notice by either party, except that the Agreement will not be terminable until the 30th day prior to the opening of the window for submitting stockholder nominations for the 2027 Annual Meeting. Notwithstanding the foregoing, the Agreement will terminate immediately upon the entry by the Company into any extraordinary transaction, including a merger, sale or recapitalization of the Company. Each of the Company and the Donerail Group has the right to terminate the Agreement earlier if the other party commits a material breach of the Agreement and such breach is impossible to cure or, if capable of being cured, is not cured within a reasonable amount of time.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are included with this Current Report on Form 8-K:

Exhibit Number	Description

10.1	Cooperation Agreement, dated March 9, 2026, by and among Turtle Beach Corporation, TDG CP LLC, The Donerail Group Inc., The Donerail Group & Co LLC and William Wyatt.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURTLE BEACH CORPORATION

Date: March 12, 2026	By:	/s/ Mark Weinswig
Mark Weinswig
Chief Financial Officer